EXHIBIT 99.1

Orient Paper Announces Independent Third Party Investigation Into Muddy Waters Allegations

BAODING, China, July 16 -- Orient Paper, Inc. ("Orient Paper" or the "Company"), a leading manufacturer and distributor of diversified paper products in Hebei, China, today announced that in order to provide the highest level of transparency to its shareholders, the Company's Board of Directors has decided to retain Loeb & Loeb LLP, who plans to work with the Company's Audit Committee to retain a Big Four audit firm, to conduct an independent investigation into the issues raised by Muddy Waters, LLC ("Muddy Waters").

"The Audit Committee of the Board of Directors of Orient Paper firmly believes that the allegations made by Muddy Waters are categorically false and without merit," stated Mr. Drew Bernstein, Independent Director and Audit Committee Chair. "We have decided to take the exceptional step of retaining a top-tier international law firm and a Big Four audit firm to conduct an independent third-party investigation into these accusations in order to further reassure our investors of the integrity of our financial statements, business operations, customer and supplier relationships, and the use of proceeds from our capital markets activities."

Mr. Zhenyong Liu, Chief Executive Officer, added, "We are confident that this investigation will vindicate the company's financial disclosures to be accurate in all material respects."

About Orient Paper, Inc.

Orient Paper, Inc., through its wholly owned subsidiaries, Shengde Holdings, Inc., controls and operates Baoding Shengde Paper Co., Ltd. ("Baoding Shengde"), and Hebei Baoding Orient Paper Milling Co., Ltd ("HBOP"). Founded in 1996, HBOP is engaged in the production and distribution of products such as corrugating medium paper, offset printing paper, writing paper, and other paper and packaging-related products in China. The Company uses recycled paper as its primary raw material. Baoding Shengde, founded in June 2009 located in Baoding, is engaged in the production and distribution of digital photo paper. As one of the largest paper producers in Hebei Province, China, HBOP is strategically located in Baoding, a city in close proximity to Beijing where the majority of publishing houses are based. Orient Paper is led by an experienced management team committed to diversifying the Company's product offering and delivering tailored services to its customers. For more information, please visit http://www.orientalpapercorporation.com .

Safe Harbor Statement

This announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact in this announcement are forward-looking statements, including but not limited to, anticipated revenues from the digital photo paper business segment; the actions and initiatives of current and potential competitors; the Company's ability to introduce new products; the Company's ability to implement the planned capacity expansion of corrugated medium paper; market acceptance of new products; general economic and business conditions; the ability to attract or retain qualified senior management personnel and research and development staff; and other risks detailed in the Company's filings with the Securities and Exchange Commission. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations, assumptions, estimates and projections about the companies and the industry. The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or to changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward looking statements are reasonable, it cannot assure you that its expectations will turn out to be correct, and investors are cautioned that actual results may differ materially from the anticipated results.

For more information, please contact:

CCG Investor Relations

     Athan Dounis, Account Manager
     Tel:   +1-646-213-1916
     Email: athan.dounis@ccgir.com

     Mr. Crocker Coulson, President
     Phone:   +1-646-213-1915
     Email:   crocker.coulson@ccgir.com
     Website: http://www.ccgirasia.com

Orient Paper, Inc.

     Winston Yen, Chief Financial Officer
     Phone: +1-562-818-3817 (Los Angeles)
     Email: info@orientalpapercorporation.com